Exhibit 10.5

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Change Order Form # 23 version 2

Change order under Agreement dated: Fifth Amendment to Development and Clinical Supplies Agreement dated December 14, 2012

Between:  Radius Health, Inc and 3M

Project Name: For the development of Radius’ Abaloparatide compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius

Name: Michele Gehrt

Company:  3M

Date:  24August2015

Description of change:

Radius has requested that 3M (1) produce clinical supplies of the sMTS abaloparatide product to support a Toxicology (Tox) Study as well as a Phase I Clinical Study and (2) design and produce a new applicator for clinical use with the product and supply units of the current applicator design, all as further described below.  This Workplan Summary will cover these activities in two (2) stages as outlined below.  The activities and deliverables in this Workplan are intended to support the further development of an optimized, sMTS abaloparatide product that demonstrates comparability (including pharmacokinetic bioequivalence or bioavailability) to the approved abaloparatide-SC injection product. The total estimated costs are $[*].

If 3M accelerates performance of the work outlined in Stage 1 of the Workplan below in a manner that enables delivery of all [*] doses of the [*] formulation of the sMTS abaloparatide product, together with [*] of stability data, by [*], then within ten (10) days of receipt of delivery of such units with such stability data, Radius shall pay 3M a performance bonus of $[*]. If 3M delivers all [*] dose levels of the [*] formulation along with [*] stability by [*] then within ten (10) days of receipt of delivery of such units Radius shall pay 3M a performance bonus of $[*]. If 3M delivers all [*] dose levels of [*] formulations, and placebo and [*] stability by [*] then within ten (10) days of receipt of delivery of such units Radius shall pay 3M a performance bonus of $[*].

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Change Order Form # 23 version 2

STAGE 1: Toxicology and Phase I Clinical Study Supplies

Scope:

3M will produce ([*]) sMTS Abaloparatide product configurations at [*] dose levels to be used in a Tox Study and Phase I Clinical Study.  A placebo product configuration will also be produced.

Assumptions:

•                  The product configurations to be manufactured for the Tox study and Clinical study are the formulations designated by the Parties as [*].

•                  3M will complete method validation ([*]) for drug content (in presence of excipients).

•                  3M will complete method validation ([*]) for impurities (in presence of excipients).

•                  3M will complete method development and validation for excipient content.

•                  3M will complete the documentation to support the manufacturing (ie specifications, tox;/clinical MDBRs).

•                  3M will transfer and optimize the processes from the lab and manufacture the supplies in the GMP area in Building 260 for the [*] dose levels of each product configuration.

•                  Approximately [*] units per configuration per dose level will be produced in [*] phases for pre-clinical and clinical use, not including retains and stability supplies.

•                  The [*] of the [*] formulation will be shipped on [*] and stability will be complete [*]. The [*] of the [*] formulation will be shipped on [*] and stability will be complete [*]. The [*] of the [*] formulation will be shipped on [*] and stability will be complete [*]. All [*] strengths of the [*] formulation will be have [*] of stability and will be shipped on [*]. All [*] strengths of the [*] formulation and the placebo formulation will be have [*] of stability and will be shipped on [*].

•                  3M will complete the testing of the RTC and Tox/Clinical supplies.

•                  3M will complete stability testing in support of the Tox and Clinical Studies at [*] ([*] mo, [*] mo, [*] mo, [*] mo and [*] mo) and [*] (1 week and 2 weeks).  Testing will include microbial testing.

•                  3M will provide CMC information sufficient to support regulatory submissions to FDA.

Deliverables:

•                  [*] units of each of the ([*]) product configurations at each of the ([*]) dose levels  for the Tox Study and the Clinical Study and [*] units of placebo controls per the timelines described above

•                  Stability report ([*] months data)

•                  CMC information

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Change Order Form # 23 version 2

Timing:

The required effort in hours, duration of the study in months, and estimated costs for Stage 1 of the work plan are summarized in the table below.

The hourly rate for Stage 1 is increased to $[*]/hour and is due to extensive use of overtime to meet accelerated timelines.

Task	Estimated Effort (hours)	Estimated Duration(1) (months)	Estimated Direct Costs ($)
Tox/Clinical Supplies and Stability	6,498	[[*]]	$	[*]

(1)Does not include the time for stability testing.

Total Estimated Costs Stage 1:  $ [*]

STAGE 2: Phase I Applicator

Scope:

3M to produce ([*]) applicators of the new design (commercial TD patch applicator, developed as part of project ALUM) to be used in the Phase I Clinical study.  Previous work on the new design was stopped after the design was defined and will need to be reinitiated to produce these applicators. 3M will also supply [*] applicators produced according to the currently existing design.

Assumptions:

•                  3M will purchase molds and oversee the molding process at the molding company. Costs of the molds will be passed through to Radius.

•                  3M will complete the supplier approval and material qualification for the raw materials.

•                  3M will complete method development and validation as required (ie force to fire, etc.).

•                  3M will complete the documentation to support the applicator development (ie specifications, design requirements specification, design verification, etc.)

•                  3M will complete applicator characterization studies (adhesion force, depth of penetration, etc.)

•                  3M will manufacture (assemble) applicators for the Clinical study.

•                  3M will complete the testing and release of the applicators.

•                  3M will complete stability testing in support of the Clinical study for [*] months.

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Change Order Form # 23 version 2

Deliverables:

•                  ([*]) Applicators based on the new applicator design to be used in the Phase I Clinical Study will be produced and supplied [*] months from signed agreement.

•                  ([*]) Applicators based on the current applicator design will be supplied by [*]

•                  Stability report [*] months data).

Timing:

The required effort in hours, duration of the study in months, and expected end dates for Stage 2 of the work plan are summarized in the table below.

Task	Estimated Effort (hours)	Estimated Duration (months)	Estimated Direct Costs ($)
Applicator Supplies	1,698	[[*]]	$	[*]

Total Estimated Costs Stage 2:  $ [*]

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Robert Ward		Name: Mark Tomai
Signature:	/s/Robert Ward	Signature:	/s/Mark Tomai
Position: CEO		Position: Head of TLR and MTS Business Development
Date (dd/mm/yy): 8/26/2015		Date (dd/mm/yy): 26/08/15